00967

NUMBER

W

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, AUGUST 11, 2012

WARRANTS

CUSIP G7982P 12 0

DJSP ENTERPRISES, INC.

WARRANT

THIS CERTIFIES THAT, for value received

SPECIMEN

is the registered holder of a Warrant or Warrants expiring August 11, 2012 (the "Warrant") to purchase one fully paid and non-assessable ordinary share, par value $0.0001 per share ("Shares"), of DJSP Enterprises, Inc., a British Virgin Islands business company with limited liability (the "Company"), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the Company's completion of business combination with one or more target businesses, and (ii) August 11, 2009, such number of the Company's ordinary shares at the price of $5.00 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. The Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares is effective, subject to the Company satisfying its obligations under Section 7.4 of the Warrant Agreement to use its best efforts. In the event that a repistration statement with respect to the Shares underlying a Warrant is not effective under the Act, the holder of such Warrant shall not be emitted to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle the warrant exercise. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price, as used in this Warrant Certificate, refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder's assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a shareholder of the Company.

The Company reserves the right to call the Warrant, in whole and not in part, at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days' written notice of such call at any time after the Warrant becomes exercisable, if the last reported sale price of the Shares has been at least $10.00 per share on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price.

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, NJ)

AS WARRANT AGENT

BY:

AUTHORIZED OFFICER

DJSP ENTERPRISES, INC.
CORPORATE SEAL 2008
THE BRITISH VIRGIN ISLANDS

By:

CHAIRMAN

SECRETARY

AMERICAN BANK NOTE COMPANY

DJSP ENTERPRISES, INC.

The Company will furnish, without charge, to each shareholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the securities represented hereby are issued and shall be held subject to all the provisions of the memorandum and articles of association and all amendments thereto and resolutions of the board of directors providing for the issue of preferred shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT–	________ Custodian ________ (Cust) (Minor)
TEN ENT –	as tenants by the entireties		under Uniform Gifts to Minors
JT TEN –	as joint tenants with right of survivorship and not as tenants in common		Act ________ (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ *ordinary shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said ordinary shares on the books of the within named Company with full power of substitution in the premises.

Dated ________________

____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of (i) the Company's liquidation upon failure to consummate a business combination (ii) if the holder seeks to redeem his respective shares for cash upon an extension of the period of time to complete a business combination to 36 months which he voted against, or (iii) which is approved by the shareholders of the Company as set forth in the Company's prospectus the completion of a business combination which the holder voted against and which the holder seeks redemption for his shares. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.